Exhibit 23.4
Consent of Independent Registered Public Accounting Firm
As independent registered public accountants, we consent to the incorporation by reference of our report dated June 29, 2009 relating to the financial statements of the Savings Banks Employees Retirement Association 401(k) Plan As Adopted By Benjamin Franklin Bank, as of December 31, 2008 and 2007 and the supplemental schedules for the years then ended included in this Registration Statement on Form S-8 of Independent Bank Corp.

/s/ Parent, McLaughlin & Nangle
Certified Public Accountants, Inc.

Boston, Massachusetts
April 16, 2010